Exhibit 4.18

LICENSE AND SERVICES AGREEMENT

by and between

SARA LEE/DE B.V.

and

JMS FOODSERVICE, LLC

Dated as of January 3, 2012

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been furnished separately to the Securities and Exchange Commission.

i

LIST OF SCHEDULES

Schedule 2.6	Approved Subcontractors
Schedule 4.1	*****
Schedule 4.3	*****
Schedule 5.1	*****
Schedule 5.2	*****
Schedule 5.3	*****

LIST OF EXHIBITS

Exhibit A	*****
Exhibit B	*****
Exhibit C	*****
Exhibit D	*****

LICENSE AND SERVICES AGREEMENT

This LICENSE AND SERVICES AGREEMENT (this “Agreement”), dated as of January 3, 2012 (the “Effective Date”), is entered into by and between SARA LEE/DE B.V. (“Licensor”), and JMS FOODSERVICE, LLC (“Licensee”). Licensor and Licensee are each sometimes referred to herein as a “Party”, and collectively, as the “Parties.”

RECITALS

WHEREAS, Sara Lee Corporation, the ultimate parent company of Licensor, and The J.M. Smucker Company, the ultimate parent company of Licensee, have entered into that certain Asset Purchase Agreement dated as of October 24, 2011 (the “Asset Purchase Agreement”), pursuant to which, The J.M. Smucker Company and its Affiliates (the “Smucker Entities”) purchased certain assets of Licensor’s Liquid Coffee Business, Premium R&G Business and TC&C Business all within the Applicable Territory (all terms as defined in the Asset Purchase Agreement);

WHEREAS, on the Effective Date, Sara Lee Corporation and the respective Smucker Entities have executed, or are to execute, other Transaction Documents including this Agreement, which shall be entered into by Licensor as legal successor of Sara Lee Corporation with respect to the coffee business;

WHEREAS, Licensor is engaged, inter alia, in the development and commercialization of liquid coffee technologies and possesses certain intellectual property, experience and expertise directed toward such technologies; and

WHEREAS, the Parties desire and intend that, pursuant to all of the field, territory, scope, term, payment and other restrictions and obligations set forth in this Agreement: (i) Licensor shall license to Licensee rights under certain liquid coffee related technologies and certain trademarks for use in the development and commercialization of certain products; (ii) Licensee shall license to Licensor rights under certain improvements to liquid coffee related technologies developed by Licensee; (iii) the Parties shall grant to each other certain rights of first negotiation related to specified coffee technologies; and (iv) Licensor shall provide certain support and product development services to Licensee related to liquid coffee technologies, all as further described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. For all purposes of this Agreement, the following terms when used herein with initial capital letters shall have the following meanings set forth below. Terms having initial capital letters not otherwise defined herein shall have the respective meanings given to them in the Asset Purchase Agreement.

“Affiliate” shall have the meaning set forth in Section 1.01 of the Asset Purchase Agreement.

“Applicable Laws” shall have the meaning set forth in Section 1.01 of the Asset Purchase Agreement.

“Brand License Products” shall mean any of the following beverage products sold in the Field on the Effective Date: (a) Roast and Ground Coffee Products marketed under the brand name *****; (b) the Branded Liquid Coffee Products; (c) tea sold under the brand name *****; (d) cocoa, cappuccino and steamers sold under the brand name *****; and (e) orange juice sold under the brand name *****.

“Branded Liquid Coffee Products” shall mean liquid concentrate products for coffee, chocolate, tea and milk sold under the brand name *****.

“Change of Control” shall mean with respect to a Party any (a) consolidation or merger of such Party or any entity that possesses directly or indirectly the power to direct or cause the direction of the management and policies of such Party, whether through the ownership of voting securities, by trust, management, agreement, contract or otherwise (each, a “Party Company”) with or into another entity or entities (whether or not such Party Company is the surviving entity), as a result of which one equity holder, or a group of equity holders acting in concert, possess the voting power (under ordinary circumstances) to elect a majority of such Party Company’s board of directors (or other equivalent managing group), excluding any such consolidation or merger with or into an Affiliate of such Party, (b) any sale or transfer by any Party Company of all or substantially all of its assets (excluding any such sale to an Affiliate), (c) any sale, transfer or issuance or series of sales, transfers or issuances of shares or other equity interests of any Party Company by such Party Company or the equity holders thereof, as a result of which one equity holder, or a group of equity holders acting in concert, possess the voting power (under ordinary circumstances) to elect a majority of such Party Company’s board of directors (or other equivalent managing group) (excluding any such sale to an Affiliate), or (d) the bankruptcy, liquidation or dissolution of a Party Company; provided that, a ***** (as defined in Section 8.3(b)) shall not be deemed a Change of Control. Notwithstanding the foregoing, the Parties agree that the Spin-Off of Licensor as described in Section 13.01 of the Asset Purchase Agreement shall not constitute a “Change of Control” of Licensor for the purposes of this definition.

“Commercialize” (together with its correlatives “Commercializing” and “Commercialization”) shall mean, with respect to any products, the act of manufacturing (including—in the context of Liquid Coffee and Liquid Coffee Products—selecting, blending, processing, roasting, and grinding coffee beans and preparing Liquid Coffee therefrom), producing, making, importing, marketing, labeling, selling, offering for sale, distributing, transferring, packaging, advertising, online activities, promoting, copying, publishing, displaying, using, and/or otherwise commercially exploiting such products, including through any other means now or hereafter developed.

“Confidential Information” shall mean confidential and proprietary non-public information and materials exchanged by the Parties or to which a Party has access, whether in oral, written, graphic or machine-readable form, in the course of or in connection with the exercise of rights or the performance of obligations under this Agreement. For the avoidance of doubt, the terms and conditions of this Agreement shall be considered Confidential Information. The term “Confidential Information” shall exclude information that, and the obligations of confidentiality, non-use, and nondisclosure contained herein shall not extend to such of the Confidential Information that, (a) at the time of its receipt by Receiving Party is already in, or subsequently comes into, the public domain through no fault of Receiving Party or any of its Representatives (but only to the extent that it so becomes available), (b) is already in Receiving Party’s possession, (c) is independently developed by employees of the Receiving Party, or any of its Affiliates, without access to the Confidential Information disclosed pursuant to this Agreement; or (d) becomes available to Receiving Party without restriction on disclosure from a third party who has a lawful right to make a disclosure thereof (“Confidential Information Exceptions”);

however, specific information shall not be deemed to be within the exceptions (a)-(d) immediately above merely because it is embraced by general information within such exception(s), nor shall a combination of features be deemed within such exception(s) merely because the individual features of such combination are within such exception(s).

“Develop” (together with its correlatives “Developing” and “Development”) shall mean, with respect to any products, activities related to the manufacturing, producing, making or using of such products carried out with the intention of making a discovery that could result in new products and procedures or improvements to existing products and procedures, inclusive of those associated with and extending beyond the theoretical or practical aspects of a concept, design, discovery, or Invention, which could lead to Commercialization of said products; provided that Develop expressly excludes the Commercialization of said products.

“Enforcement Action” shall mean any third party action or proceeding, including infringement, opposition, revocation, invalidity, or cancellation actions, that might be brought with respect to an infringement or dilution of any of the Licensed Intellectual Property or in relation to any act or thing which might materially harm the validity or enforceability of, or the goodwill associated with, any of the Licensed Intellectual Property.

“Field” shall mean the foodservice trade channel *****.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality of applicable jurisdiction, whether domestic or foreign.

“Improvement(s)” shall mean any advances, modifications, enhancements, variations, revisions, adaptations and extensions to Technology or Liquid Coffee Products (whether or not patentable) that are Developed after the Effective Date, including, without limitation, those of the above that (a) improve performance of a process or good; (b) reduce the cost of materials, production, manufacturing or associated costs of a process or good; (c) expand the applications or increase the functionality of a process or good; or (d) increase or enhance the marketability or commercial acceptance of a process or good.

“Invention” shall mean a previously undiscovered method, device, process, formula, algorithm, or similar advance, including new Improvements to existing forms of the foregoing.

“Licensed Intellectual Property” shall mean the: (a) Licensor’s Existing Liquid Coffee Technology; (b) *****; (c) Licensed Trademarks, (d) Licensed Trade Dress; and (e) Patents and Trade Secrets (as defined in the Asset Purchase Agreement) not transferred to Licensee pursuant to the Asset Purchase Agreement that are owned by Licensor or in-licensed by Licensor from a third party (provided that the governing third-party license would not prohibit sublicensing hereunder) and that are used as of the Effective Date in connection with the Development and Commercialization of Liquid Coffee Products within the Territory and within the Field; provided that, for the avoidance of doubt, Licensed Intellectual Property excludes all intellectual property and third-party licenses of intellectual property that are transferred to Licensee or its Affiliates pursuant to the Asset Purchase Agreement as part of the Acquired Assets (as defined therein).

“Licensed Patents” shall mean (a) the patents and patent applications set forth on *****; (b) patents and patent applications claiming priority thereto, whether or not filed before or after the Effective Date, including provisionals, continuations, continuations-in-part, and divisions; (c) all patents and registrations issuing therefrom; (d) re-examinations, renewals, reissues, and extensions allowed on any of the foregoing, and (e) all other patents and patent applications disclosing or having any claims covering any of the Licensed Intellectual Property, each of the foregoing (a) - (e) solely limited to the respective patents and patent applications in the Territory.

“Licensee’s Existing Coffee Know-how” shall mean any Intellectual Property (as defined in the Asset Purchase Agreement) owned by Licensee or any of its Affiliates as of the Effective Date, used in or pertaining to the manufacturing, dispensing, or packaging of any Liquid Coffee products or Roast and Ground Coffee Products, including new or improved methods, processes, manufacturing techniques, specifications, formulations, compositions, preparations, presentations, or packaging of Liquid Coffee, whether or not protected or protectable as a trade secret, patent, trademark or copyright; which is owned by Licensee or any of its Affiliates as of the Effective Date.

“*****” shall mean *****.

“Licensor’s Existing Liquid Coffee Technology” shall mean the Technology, including Licensed Patents, owned by Licensor as of the Effective Date, and which, prior to the Effective Date, was used in the manufacturing (including selecting, blending, processing, roasting, and grinding coffee beans and preparing Liquid Coffee therefrom), dispensing, or packaging of Branded Liquid Coffee Products in the Territory and in the Field; provided that, *****.

“*****” shall mean *****.

“Licensed Trademarks” shall mean the trademarks set forth on *****.

“Licensed Trade Dress” shall mean the layout, designs and coloring used on the packaging of the Brand License Products as of the Effective Date, which use shall comply with the Brand Standards Manual set forth in *****.

“Liquid Coffee” means liquid coffee concentrate in any form, including iced and ambient liquid coffee concentrate.

“Liquid Coffee Products” shall mean any Liquid Coffee product and liquid concentrate products for chocolate, tea and milk within the Liquid Coffee Business, including the Branded Liquid Coffee Products and food products containing Liquid Coffee together with any improvements, enhancements, or modifications and derivatives and byproducts thereof that are derived from or otherwise based on the Licensed Intellectual Property or the Licensed Patents. For the purposes of this definition, “Liquid Coffee Business” shall mean the business conducted by Licensee and/or its Affiliates on or after the Effective Date hereof relating to the manufacture, marketing, distribution and sale of Liquid Coffee and liquid concentrates for chocolate, tea and milk in the Field and in the Territory (including through the use of authorized third party contract manufacturers, co-packers, distributors, fulfillment centers and other third parties).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Government Entity or any department, agency or political subdivision thereof.

“Roast and Ground Coffee Products” means dry coffee products comprising packaged roasted whole or ground coffee beans.

“Technology” shall mean any Inventions, technologies or ideas, that are necessary for or used in the Development, manufacture or Commercialization of Liquid Coffee or Liquid Coffee Products, including new or improved methods, processes, manufacturing techniques, specifications, formulations, compositions, preparations, presentations, or packaging of Liquid Coffee or Liquid Coffee Products, whether or not protected or protectable as a trade secret, patent, trademark or copyright; provided that *****.

“Territory” shall mean *****.

“Transaction Documents” shall have the meaning set forth in Section 1.01 of the Asset Purchase Agreement.

Definitions of the terms listed below are contained in the corresponding Section set forth below:

Defined Term	Section of Agreement

Agreement	Preamble
***** Payments Schedule	5.2
Asset Purchase Agreement	Recitals
Business Development Manager	4.1
Coffee Developer	9.4
Dispute	11.1
Effective Date	Preamble
Evaluation Period	2.10(b)
Existing Liquid Coffee Technology License	2.1
*****	2.2
Infringement Notice	6.2(a)
Licensee	Preamble
Licensee Restrictive Covenants	Section 9.3(b)
Licensee Trademarks	3.4
Licensor	Preamble
Losses	10.1
Offering Party	2.10(a)
Party/Parties	Preamble
Proceeding	6.3
Quality Standards	3.3(b)
Recall	3.5(a)
Receiving Party	2.10(a)

Defined Term	Section of Agreement

Restricted Period	9.3(a)
***** Payments Schedule	5.1
***** Reports	5.3
Suspension Event	8.7
Support Services	4.1
*****	8.3(b)
Third Party Notice	3.5(b)
Trademark License	2.3

Section 1.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(a) Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(b) The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(c) Specific references to certain breaches as “material breaches” shall not be construed to mean that other breaches are not material breaches if not so identified.

(d) All Exhibits or Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.

(e) A reference to any Party to this Agreement or any other agreement or document shall include such Party’s successors and permitted assigns.

(f) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

ARTICLE 2 GRANT OF RIGHTS

Section 2.1 Grant of Licensor’s Existing Liquid Coffee Technology License. Subject to the terms and conditions of this Agreement including the termination provisions set forth in Section 8.2, Licensor hereby grants to Licensee a *****, with the right to grant sublicenses subject to Section 2.5 and the right to Develop Improvements thereto subject to Section 2.4, in and to Licensor’s Existing Liquid Coffee Technology and Improvements thereto ***** (the “Existing Liquid Coffee Technology License”).

Section 2.2 Grant of *****. Subject to the terms and conditions of this Agreement including the termination provisions set forth in Section 8.3, for a period of *****, Licensor hereby grants to Licensee an ***** in the Territory and solely within the Field, with the right to ***** subject to Section 2.5 and the right to Develop Improvements thereto subject to Section 2.4, in and to ***** and Improvements thereto solely to the extent necessary for ***** in the Field and in the Territory (the “*****”).

Section 2.3 Grant of Trademark License. Subject to the terms and conditions of this Agreement, including the termination provisions set forth in Section 8.4, Licensor hereby grants to Licensee: (a) an exclusive, royalty-free license, with the right to grant sublicenses subject to Section 2.5, in and to the ***** Licensed Trademarks set forth in Section 1 of ***** in the Field and in the Territory for a period of ***** in connection with the Commercialization of the Brand License Products in the Territory; and (b) an exclusive, royalty-free license, with the right to grant sublicenses subject to Section 2.5, in and to the ***** Licensed Trademarks set forth in Section 2 of ***** and the Licensed Trade Dress in the Field and in the Territory for a period of *****, thereafter converting to a perpetual non-exclusive license, in connection with the Commercialization of the ***** Brand License Products in the Field and in the Territory (collectively, the “Trademark License”). During the periods set forth herein, Licensor shall not use or license to any third party the right to use in the Field and in the Territory, any trademark, trade name, logo, domain name, business name or other designation that consists of or comprises of the Licensed Trademarks or combinations of the Licensed Trademarks with other trademarks, or any trademark which is confusingly similar to any of the Licensed Trademarks.

Section 2.4 Improvements.

(a) Disclosure. During the Term of this Agreement, Licensee shall promptly conceptually discuss with Licensor all Improvements to Licensor’s Technology that are developed by or on behalf of Licensee or that are acquired by Licensee after the Effective Date of this Agreement and if agreed to by Licensor, would be fully disclosed as part of a specific Improvement to Licensor’s Technology. *****.

(b) License-back to Licensor. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Licensor a perpetual, non-exclusive license, with the right to grant sublicenses subject to Section 2.5 and the right to make Improvements thereto (which Improvements shall promptly be conceptually discussed with, and if agreed to by Licensee, fully disclosed to Licensee in writing; for the avoidance of doubt, *****.

(c) Exceptions. The disclosure provision of Section 2.4(a) and the license-back provision of Section 2.4(b) shall only apply to (a) Technology exclusively Developed by or on behalf of Licensee for Liquid Coffee, but only to the extent of the specific Improvements (to the extent disclosed pursuant to Section 2.4(a)) to Licensor’s Technology, and (b) Technology exclusively Developed by or on behalf of Licensee for Liquid Coffee based on or derived from Confidential Information of Licensor, but only to the extent of the specific Improvements to Licensor’s Confidential Information (to the extent disclosed pursuant to Section 2.4(a)). *****.

Section 2.5 Sublicenses. Licensee and Licensor shall each have the right to grant sublicenses solely to its Affiliates (without rights to further sublicense) under the licenses set forth in Section 2.1, Section 2.2, and Section 2.3 (with respect to Licensee) and Section 2.4 (with respect to Licensor), provided each Party shall ensure that its sublicensed Affiliates shall be subject to a written agreement with terms and conditions that are consistent with, and no less protective of the sublicensor party than, the terms and conditions hereunder and each Party granting a sublicense hereunder shall provide the other Party with a copy of any such written sublicense and any amendments thereto within thirty (30) days of execution. Any action taken by a sublicensed Affiliate of a Party that, if taken by such Party itself would be a breach of this Agreement, shall be deemed to be a breach by such Party of this Agreement. Each Party is and shall remain jointly and severally responsible for each of its sublicensed Affiliates’ financial and other obligations under this Agreement. Licensor hereby consents to Licensee’s packaging manufacturers’ or other third party contractors’ use of the Licensed Trademarks for the production of packaging and marketing and promotional materials with respect to the Licensed Goods; provided that such use is in accordance with the terms of this Agreement.

Section 2.6 Subcontracting. Licensee’s right to have Liquid Coffee Products made on its behalf using the Existing Liquid Coffee Technology or the *****, in whole or in part, shall be limited to use of those subcontractors pre-approved by Licensor and set forth on Schedule 2.6, as may be amended from time to time by agreement of the Parties (which agreement will not be unreasonably withheld, conditioned or delayed for non-coffee liquid concentrates) in response to Licensee’s request via notice to Licensor that additional subcontractors be added.

Section 2.7 Ownership and Retention of Rights.

(a) Of Licensed Intellectual Property. Licensee acknowledges that, as between the Parties, except with respect to the licenses and first rights of negotiation granted to Licensee herein, Licensor owns all right, title, and interest in and to the Licensed Intellectual Property, including all Improvements made thereto solely by Licensor, and the goodwill, including future goodwill, associated with the Licensed Trademarks. Except as expressly stated in this Agreement, and Section 5.05 of the Asset Purchase Agreement, no other rights, ownership interest or licenses, express or implied, are granted by Licensor to Licensee in respect of the Licensed Intellectual Property and Licensor does not grant to the Licensee any right or license in any Intellectual Property of Licensor other than the Licensed Intellectual Property, whether by implication, estoppel or otherwise. All rights in any and all rights to Intellectual Property of Licensor not expressly granted to Licensee under this Agreement are reserved to Licensor. Any use of the Licensed Intellectual Property outside the scope of the limited licenses granted in this Article 2 is expressly prohibited and shall, for the avoidance of doubt, where such prohibited use continues uncured for sixty (60) days, constitute a material breach of this Agreement, and further Licensee covenants and agrees it shall not use, and shall cause its Affiliates not to use, the Licensed Intellectual Property outside the scope of the licenses granted herein. Subject to Licensor’s non-compete obligations in Section 6.04 of the Asset Purchase Agreement and the first rights of negotiation obligations of Licensor in Section 2.8 of this Agreement, nothing in this Agreement is intended to or shall prohibit, limit or encumber Licensor in any way from using, licensing the use, or taking any other actions with respect to (i) any of the Licensed Intellectual Property (x) outside of the Field within the Territory or (y) in any field outside of the Territory, or (ii) the selecting, blending, processing, roasting and grinding components of Licensor’s Technology, whether during or after the term of this Agreement.

(b) Of Improvements and Licensee’s Existing and *****. Licensor acknowledges that, as between the Parties, except with respect to the licenses and first rights of negotiation granted to Licensor herein, Licensee and Licensee’s Affiliates own all right, title, and interest in and to (i) Licensee’s Existing Coffee Know-how, (ii) *****, and (iii) Improvements made solely by Licensee. Except as expressly stated in this Agreement, no other rights, ownership interest or licenses, express or implied, are granted by Licensee to Licensor in respect of Licensee’s Improvements, Licensee’s Existing Coffee Know-how or *****, and Licensee does not grant to Licensor any right or license in any other Intellectual Property of Licensee other than the foregoing, whether by implication, estoppel or otherwise. All rights in any and all Intellectual Property of Licensee not expressly granted to Licensor under this Agreement are reserved to Licensee. Any use of Technology of Licensee or Technology of Licensee’s Affiliates (collectively “Licensee’s Technology”) outside the scope of the limited licenses granted in this Article 2 is expressly prohibited and shall, for the avoidance of doubt, where such prohibited use continues uncured for sixty (60) days, constitute a material breach of this Agreement, and further Licensor covenants and agrees it shall not use Licensee’s Technology outside the scope of the licenses granted herein. Subject to (v) Licensee’s non-compete obligations in Section 9.3, (w) the rights of first refusal obligations of Licensee in Section 2.9, and (x) the obligation to license Licensee’s or its Affiliates’ Improvements to Licensor in Section 2.4, nothing in this Agreement is intended to or shall prohibit or encumber Licensee from using, licensing the use, or taking any other actions with respect to (y) Licensee’s Existing Coffee Know-how and ***** separate and apart from the Licensed Intellectual Property whether inside or outside of the Territory and whether inside or outside of the Field, or (z) the selecting, blending, processing, roasting and grinding components of Licensee’s Technology, whether during or after the term of this Agreement.

Section 2.8 *****’s First Right of Negotiation. Subject to the terms and conditions of this Agreement, for a period of *****, prior to *****’s and/or its Affiliates’ engaging in the sale or distribution of (a) *****, or (b) *****, ***** shall offer ***** the first right to negotiate (subject to any other existing third party rights of like kind or nature) an ***** agreement to sell or distribute such products *****.

Section 2.9 *****’s First Right of Negotiation. Subject to the terms and conditions of this Agreement, for a period of *****, prior to *****’s and/or its Affiliates’ engaging in the sale or distribution of *****, ***** shall offer ***** the first right to negotiate (subject to any other existing third party rights of like kind or nature) an ***** agreement to sell or distribute such products in *****.

Section 2.10 Procedure for First Right of Negotiation.

(a) In the event that (i) the Party offering the first right of negotiation (the “Offering Party”) to the other Party (the “Receiving Party”) desires to initiate such negotiation or (ii) the Receiving Party desires to initiate such negotiation, the Offering Party shall provide to the Receiving Party documentation and materials pertaining to the applicable product opportunity as reasonably necessary in the Offering Party’s sole discretion to allow such Receiving Party to determine if it desires to exercise its first right to negotiate, provided that such documentation and materials shall automatically be deemed to constitute the Offering Party’s Confidential Information and shall not be disclosed to any third party except with the prior written consent of the Offering Party and shall not be used by the Receiving Party for any purpose other than the purpose of evaluating the product opportunity and negotiating an agreement regarding the same in accordance with this Section 2.10.

(b) The Receiving Party shall advise the Offering Party of its decision to exercise its first right to negotiate in writing within a commercially reasonable timeframe, not to exceed thirty (30) days after receipt of such documentation and materials (the “Evaluation Period”). In the event the Receiving Party declines or fails to exercise its first right to negotiate within the Evaluation Period, the Offering Party shall be free to enter into an agreement with a third party with respect to the applicable product opportunity. If the Receiving Party does not deliver such written notice within the Evaluation Period, or if the Receiving Party otherwise expressly waives its right under this Section 2.10, the Offering Party shall have the right to pursue such product opportunity either itself or with any third party, without any further obligation to the Receiving Party.

(c) If the Receiving Party delivers written notice electing to exercise its first right to negotiate, then the Parties shall use their commercially reasonable efforts to negotiate and enter into definitive agreements for such product opportunities as soon as practicable; provided, that if the Parties do not (for whatever reason) enter into definitive agreements within ninety (90) days following the Offering Party’s receipt of the Receiving Party’s notice, then the Offering Party shall have the right to pursue such product opportunity itself or with any third Party. Nothing contained herein shall require the Offering Party to accept the commercial terms proposed by the Receiving Party during the negotiation of a definitive agreement for any product opportunity

ARTICLE 3 USE OF THE LICENSED TRADEMARKS

Section 3.1 Marking/Appearance. Licensee shall comply with all notice and marking requirements of all Applicable Laws necessary for the protection of the Licensed Trademarks, and shall use the Licensed Trademarks in a manner reasonably calculated to prevent the Licensed Trademarks from becoming generic. Without limiting the foregoing, Licensee shall (a) affix to all products, packaging material and advertising materials that bear the Licensed Trademarks, including Brand License Products, such symbols (including “TM” and ®) as required or reasonably necessary to allow adequate protection of the Licensed Trademarks and the benefits thereof under Applicable Laws, and (b) use the format, color, sizing, placement and other applicable parameters of the Licensed Trademarks in accordance with Licensor’s brand and co-branding guidelines as set forth in the Brand Standards Manual attached hereto as ***** and the Co-Branding Guidelines attached hereto as *****. Licensor may, from time to time at its discretion, amend the Brand Standards Manual and the Co-Branding Guidelines to meet the brand equity needs deemed appropriate by Licensor, provided that Licensee shall receive prompt written notice of any such amendments and shall be entitled, until one (1) year after such notice, (a) to sell down its then-existing inventories of product, (b) to purchase, receive, manufacture, and sell Liquid Coffee Products in packaging for which Licensee is contractually obligated to purchase, (c) to distribute then existing inventories of promotional literature, and (d) to purchase, receive, and distribute promotional literature for which Licensee is contractually obligated to purchase, all the foregoing (a)-(d) with respect to which the branding does not reflect changed guidelines (except where changes are required to be in compliance with Applicable Laws in the Territory). Licensee acknowledges and agrees that revisions of the Brand Standards Manual and the Co-Branding Guidelines are likely to occur in connection with the Spin-Off and Licensee agrees to promptly implement instructions from Licensor with respect to any brand or co-branding revisions to Liquid Coffee Products sold by Licensee hereunder. Notwithstanding anything herein to the contrary, and except for co-branding and amended branding as described herein, Licensee shall be deemed in compliance with this Section 3.1 if it uses the Licensed Trademarks in a manner consistent in all material respects as and to the extent used by Licensor and its Affiliates in connection with its Brand License Products, packaging materials, and advertising materials in the Business immediately prior to the Effective Date or, with respect to Brand License Products which did not use Licensed Trademarks as of the Effective Date, in a manner consistent in all material respects to comparable products, in each case subject to Section 3.3. In addition, with respect to each Brand License Product bearing any of the Licensed Trademarks, Licensee shall use the following legend: “[Licensed Trademark] is a registered trademark of Licensor used under license” on all packaging of Brand License Products (but not advertising materials) bearing Licensed Trademarks. For the avoidance of doubt, Licensee may elect at any time or times during the term of this Agreement to discontinue the use of any one or more of the Licensed Trademarks.

Section 3.2 Prohibited Use; No Contest. Licensee does not have, and shall not gain, any ownership interest in the Licensed Trademarks pursuant to this Agreement. Except as otherwise authorized in writing by Licensor, Licensee shall not adopt, register or attempt to register any trademark, trade name, logo, business name or other designation in the Territory which consists of or comprises the Licensed Trademarks or combinations of the Licensed Trademarks with other Trademarks, or which is confusingly similar to any of the Licensed Trademarks without the express written agreement of Licensor. Licensee shall not contest the validity or distinctiveness of, or Licensor’s title in and to, the Licensed Trademarks. If Licensee at any time, without the prior written consent of Licensor, undertakes any of the foregoing actions, Licensee hereby assigns and transfers to Licensor, without further consideration, all of its right, title and interest thereto. This Section 3.2 shall not be construed to limit Licensor’s rights in and to any of the Licensed Trademarks under this Agreement or under Applicable Laws. For the avoidance of doubt, any breach of this Section 3.2 shall be a material breach of this Agreement.

Section 3.3 Quality Control.

(a) Neither Licensor nor Licensee shall, nor shall either of them authorize any other Person to, do any act or thing that could reasonably be expected to materially damage the reputation or goodwill of any of the Licensed Trademarks.

(b) Licensee shall maintain the quality levels of the Brand License Products and any other materials bearing any of the Licensed Trademarks at a level in all material respects at least equivalent to the quality of such products and materials sold or used by Licensor immediately prior to the Effective Date, or, if different, at a level commensurate with any Quality Standards (defined below) provided to Licensee hereunder, provided that such modifications do not impose standards more stringent or burdensome on Licensee than those standards Licensor imposes on or enforces against other licensees or itself. Without limiting the foregoing, Licensee shall maintain the quality levels of the Brand License Products (and any other materials) bearing any of the Licensed Trademarks in all material respects in accordance with the quality standards at each of the Brand License Product manufacturing plants operated by Licensor immediately prior to the Effective Date, or in the case of Brand License Products that were not produced by Licensor immediately prior to the Effective Date, in accordance with the quality standards for comparable products or as otherwise promulgated by the Licensor with respect to such products (the “Quality Standards”). Licensee shall have Brand License Products bearing any of the Licensed Trademarks produced in manufacturing facilities that operate under conditions in compliance with all Applicable Laws.

(c) Licensee shall, within a reasonably prompt period after receipt, provide to the Licensor copies of all material correspondence relating to a material health or product safety concern of any Governmental Entity relating to any of the Brand License Products which are Commercialized by Licensee bearing any of the Licensed Trademarks. For the avoidance of doubt, routine inspections or immaterial violations shall not fall within the foregoing.

(d) Licensee shall, with expenses to be shared equally with Licensor, have an annual audit of its facilities used to manufacture Brand License Products bearing any of the Licensed Trademarks conducted by a third party with reputation or experience reasonably recognized in the industry. Licensee shall provide the copy of the executive summary of the completed third party audit and a summary of any corrective action plan to Licensor no later than thirty (30) days from the date each such annual audit occurs. If such audit should find a material deficiency in such manufacturing facilities, Licensee shall promptly take commercially reasonable steps to rectify such deficiencies.

Section 3.4 Co-Branding. Licensee has the right to join any trademark owned by Licensee and approved for co-branding as set forth on ***** hereto (the “Licensee Trademark”) with the ***** Licensed Trademarks so as to form a composite mark, and may co-brand any Brand License Product bearing any of such Licensed Trademarks with any of the Licensee Trademarks solely for a period of two (2) years from the date such co-branded Brand License Product is first Commercialized and solely during the term of the license granted in Section 2.3 for the foregoing Licensed Trademarks, provided that all co-branding uses are in accordance with the Co- Branding Guidelines set forth in ***** hereto (as the same may change from time to time as permitted in Section 3.1) and the other terms of this Agreement. For the avoidance of doubt, as between the Parties: (a) Licensee and its Affiliates own all right, title, and interest in and to any trademarks owned or controlled by Licensee and its Affiliates (and all goodwill, including future goodwill associated therewith), and the joining or co-branding of such trademarks as contemplated herein shall not convey any ownership, right, title and interest of such trademarks, express or implied; and (b) Licensor owns all right, title, and interest in and to any trademarks owned or controlled by Licensor (and all goodwill, including future goodwill associated therewith), including the Licensed Trademarks, and the joining, co-branding of such Trademarks as contemplated herein shall not convey any ownership, right, title and interest of Licensor’s Trademarks, express or implied.

Section 3.5 Recall of Brand License Products; Third Party Notice.

(a) Licensee may, at its sole discretion, institute and conduct any voluntary or discretionary recall, in the Territory, of any Brand License Product bearing any of the Licensed Trademarks.

(b) If Licensee is notified by any third party in writing or otherwise (“Third Party Notice”) that a material quantity of a Brand License Product is of poor quality, or that a material quantity of a Brand License Product is defective, or that a Brand License Product has directly or indirectly caused a serious injury or death, Licensee shall immediately notify Licensor in writing and provide Licensor with the specific details of such Third Party Notice.

(c) Each Party shall promptly notify the other if and when it has reason to believe that any Brand License Product poses or may pose a health or safety risk, or is not or may not be in material compliance with federal, state or local laws or regulations. In the event of a material risk to the health and safety of the public, Licensor may compel Licensee to implement a product withdrawal, recall, or recovery (“Recall”) of affected Brand License Products at Licensee’s expense.

(d) Except in the event of a material risk to the health and safety of the public, Licensee shall have the exclusive right and responsibility to Recall the affected Brand License Products based on a Third Party Notice, if any, and any other applicable information, and in accordance with all Applicable Laws and rules of any applicable Governmental Entity, including the Food and Drug Administration. In the event Licensee is deciding whether to Recall a Brand License Product, Licensee (i) shall promptly provide Licensor with full and complete details of the events that gave or are giving rise to the consideration of a possible Recall of the affected Brand License Product, (ii) shall keep Licensor promptly advised of the decisions made and actions that will (or will not) be taken concerning the affected Brand License Product and its Recall, and (iii) shall provide Licensor with any announcements concerning the affected Brand License Product before the announcement is made public. Licensor shall cooperate in good faith with Licensee in connection with any Recall of a Brand License Product; provided, however, that Licensee shall reimburse Licensor for any pre-approved costs that Licensor may reasonably incur in connection with any such Recall.

ARTICLE 4 SUPPORT SERVICES AND PRODUCT DEVELOPMENT SERVICES

Section 4.1 Support Services. Licensor shall reasonably cooperate with and provide training, quality control support, brand compliance, and advice to Licensee with respect to the implementation and Commercialization of Liquid Coffee Products using Licensor’s Existing Liquid Coffee Technology, ***** and use of the Licensed Trademarks as exemplified by the activities described on Schedule 4.1 and subject to the terms of this Agreement (collectively, the “Support Services”), such Support Services to be coordinated by a business development manager of Licensor selected by Licensor at its sole discretion (the “Business Development Manager”).

Section 4.2 Term of Support Services. Subject to Section 8.6, the Support Services shall be provided at the written request of Licensee for a period of ***** from the Effective Date, which period shall be extended along with extensions of the *****.

Section 4.3 *****. *****.

Section 4.4 Term of Product Development Services. Subject to Section 8.6, the Product Development Services shall be provided in accordance with the guidelines set forth on ***** for a period of *****.

ARTICLE 5 PAYMENTS

In consideration for the Licensed Intellectual Property (including the Licensed Patents) licensed pursuant to Article 2, the Support Services to be provided by Licensor pursuant to Article 4, and all other rights and privileges granted hereunder, Licensee shall pay to Licensor the payments and royalties set forth below. For the avoidance of doubt, any failure of Licensee to make the payments required under this Article 5 that remains uncured as permitted herein shall be a material breach of this Agreement. Licensor shall provide to Licensee any and all documentation necessary to support its exclusion from any tax withholding obligation.

Section 5.1 ***** Payments. In consideration for the grant of *****, during the term of the ***** (and for such additional periods as set forth in Article 8 with respect to certain terminations of such license), Licensee shall pay to Licensor non-refundable ***** on the payment due dates and in the amounts determined in accordance with the formula set forth in Schedule 5.1 (the “***** Payments Schedule”), provided that ***** payments shall be in an amount at least equal to ***** per year for each year of the term of the ***** (and for such additional years as set forth in Article 8 with respect to certain terminations thereof), payable in advance in quarterly payments of ***** with the first such payment being due the ***** (collectively, the “Minimum ***** Payments”).

Section 5.2 ***** Payments. In consideration for all other obligations of Licensor in this Agreement, including *****, Licensee shall make payments to Licensor as set forth in Schedule 5.2 in accordance with the payment due dates set forth therein (the “***** Payments Schedule”).

Section 5.3 Payments; ***** Statements. Licensee shall pay any ***** due in excess of the Minimum ***** Payments under Section 5.1 to Licensor *****, such excess ***** to be measured as of ***** of each year and payable on or before ***** of each year during the term of the *****. If in any year ***** due under the ***** Payments Schedule are less than the Minimum ***** Payments for such year, then the Minimum ***** Payments made for each such year shall constitute full ***** payment for that year and no additional ***** payments shall be required for that year. All payments under this Agreement shall be made in United States Dollars by wire transfer to the account specified by Licensor. Licensee shall: (a) render ***** reports for sales of Liquid Coffee Products substantially in the format set forth in Schedule 5.3 hereto (the “***** Reports”) to Licensor on a ***** basis within ***** after each ***** during the term of the *****; and (b) remit payments of ***** due Licensor, if any, in accordance with Section 5.1 and this Section 5.3.

Section 5.4 Late Payments/ Consequences of Non-Payment.

(a) If Licensor does not receive the total applicable payments due under this Article 5 as set forth herein, Licensee shall pay interest with respect to any payments past due to Licensor at the rate of one (1%) percent per month, computed from the original due date until the date paid.

(b) In the event Licensee defaults on its obligations to make ***** Payments in accordance with all requirements set forth on the ***** Payments Schedule, then Licensor’s non-competition obligations under Section 6.04 of the Asset Purchase Agreement shall automatically terminate but Licensee shall continue to be bound by its non-competition obligations set forth in Section 9.3 hereof.

Section 5.5 Audits. Upon thirty (30) days’ prior written notice to Licensee, Licensor shall have the right to have an independent certified public accountant, selected by Licensor and acceptable to Licensee, which acceptance may not be unreasonably withheld, audit Licensee’s records pertaining to calculation of ***** due pursuant to this Agreement, during normal business hours, to verify the amounts payable hereunder; provided, however, that (a) such audit shall not take place more frequently than once per year; (b) such audit shall not cover such records for more than the preceding three (3) years; (c) any such audit shall take place at the location Licensee maintains such records, or at such other location mutually agreed; and (d) all information obtained during the audit shall constitute Confidential Information of Licensee pursuant to the terms of this Agreement. Any such audit shall be solely for the purpose of determining, and to report, compliance or non-compliance with the ***** payment requirements of this Agreement. The expenses of such audit shall be paid by Licensor unless the audit shows a ***** underpayment in excess of five percent (5%) of the amount determined to be due for the audited time period of at least one (1) year, in which case the expense of the audit shall be paid by Licensee. Licensee shall preserve and maintain all such records and accounts required for such audits for a period of five (5) years after the calendar quarter to which such records and accounts apply.

ARTICLE 6 INTELLECTUAL PROPERTY MANAGEMENT

Section 6.1 Prosecution and Maintenance of Licensed Patents, Licensed Trademarks, and Licensee’s Improvements.

(a) Responsibility; Fees. (i) Licensor shall control, and be solely responsible for all costs and fees relating to, the prosecution and maintenance of the Licensed Patents and the Licensed Trademarks, and (ii) Licensee shall control, and be solely responsible for all costs and fees relating to, the prosecution and maintenance of Licensee’s Improvements and Intellectual Property pertaining to Licensee’s Improvements.

(b) Assistance. Licensee and Licensor will fully cooperate with each other in connection with each Party’s filing, prosecution and maintenance obligations concerning the Licensed Patents, Licensed Trademarks, and Intellectual Property pertaining to Licensee’s Improvements, in each case such cooperation to include providing reasonable access to relevant Persons and executing all documentation reasonably requested at its own cost and expense.

(c) Assumption of Responsibility.

(i) Licensed Patents. In the event that ***** declines to maintain patents, file National stage patent applications, or prosecute filed patent applications relating to the Licensed Patents during the term of the Existing Liquid Coffee Technology License and ***** then ***** shall promptly and in no event later than forty-five (45) days prior to any United States Patent and Trademark Office (or equivalent foreign office) filing deadline within the Territory, and forty-five (45) days prior to any WIPO filing deadline affecting any rights within the Territory, provide written notice to *****. ***** shall have the right upon such notice to assume such responsibilities with respect to the applicable country at its own expense, using counsel of its choice and the ownership of any such assumed patent applications or patents shall be assigned to the ***** and the Parties will prepare, as appropriate, all written documents to execute the assignment. ***** agrees to keep ***** informed as to the status of any Licensed Patents for which it assumes responsibility hereunder. If a deadline less than forty-five (45) days unexpectedly arises, ***** will be deemed to have complied with the notice provision of this Section 6.1(c)(i) if ***** provides notice to ***** of the deadline promptly after receipt.

(ii) *****’s Improvements. In the event that ***** declines to maintain patents, file National stage patent applications, or prosecute filed patent applications relating to *****’s Improvements in any country within the Territory *****, then ***** shall promptly and in no event later than forty-five (45) days prior to any United States Patent and Trademark Office (or equivalent foreign office) filing deadline within the Territory, and forty-five (45) days prior to any WIPO filing deadline affecting rights within the Territory *****, provide written notice to *****. ***** shall have the right upon such notice to assume such responsibilities with respect to the applicable country at its own expense, using counsel of its choice and the ownership of any such assumed patent applications or patents shall be assigned to the ***** and the Parties will prepare, as appropriate, all written documents to execute the assignment. ***** agrees to keep ***** informed as to the status of any ***** Patents for which it assumes responsibility hereunder. If a deadline less than forty-five (45) days unexpectedly arises, ***** will be deemed to have complied with the notice provision of this Section 6.1(c)(ii) if ***** provides notice to ***** of the deadline promptly after receipt.

(iii) Licensed Trademarks. In the event that ***** declines to maintain one or more of the Licensed Trademarks during the term of the Trademark License, then ***** shall promptly and in no event later than forty-five (45) days prior to any United States Patent and Trademark Office (or equivalent foreign office) filing deadline within the Territory, provide written notice to *****. ***** shall have the right upon such notice to assume such responsibilities in the Territory at its own expense, using counsel of its choice, provided that the ownership of the Licensed Trademarks for which ***** has assumed responsibility shall remain unchanged unless otherwise agreed by the Parties in writing. ***** agrees to keep ***** informed as to the status of any Licensed Trademarks for which it assumes responsibility hereunder and shall provide ***** with copies of all filings and correspondence of a substantive nature that are made or sent to the United States Patent and Trademark Office and copies of all correspondence of a substantive nature from such Persons with respect to such Licensed Trademarks. ***** shall not allow any Licensed Trademark for which it assumes responsibility hereunder to lapse, become abandoned or otherwise be adversely affected or encumbered (including by entering into any co-existence agreement) without providing forty-five (45) days advance notice to *****. If a deadline less than forty-five (45) days unexpectedly arises, a Party will be deemed to have complied with the notice provision of this Section 6.1(c)(iii) if it provides notice to the other Party of the deadline promptly after receipt.

Section 6.2 Enforcement.

(a) Notice. Each Party will promptly notify the other of any suspected or actual infringement, misuse or other violation by a third party in the Territory of any of the Licensed Trademarks and Licensed Patents, and of Licensee’s Improvements (the “Infringement Notice”), and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of the same.

(b) Rights of Enforcement.

(i) Licensed Intellectual Property. ***** will have the first right to bring and control any Enforcement Action in connection with the Licensed Intellectual Property in the Territory. The ***** shall maintain and control all Enforcement Actions at its expense, provided that where such action involves rights in the Field, ***** shall have the right to fully participate in such action with counsel of its choice at its own expense, and ***** agrees to consult with and consider all reasonable concerns of ***** in connection therewith, including with respect to the initial determination of whether any Enforcement Action should be brought. The ***** will decide in its sole discretion whether any Enforcement Action should be brought in the Territory involving rights outside of the Field or outside of the Territory, and will solely control the Enforcement Action at Licensor’s sole expense. If ***** decides not to bring or maintain an Enforcement Action pursuant to this Section 6.2(b)(i) for Licensed Intellectual Property, where such action involves rights in the Field, then ***** shall provide ***** Notice of this decision and ***** shall have the right to bring or maintain and control at its sole discretion any such Enforcement Action in the Territory by counsel of its own choice, at *****’s cost and expense; provided, further, that where such Enforcement Action involves Licensed Intellectual Property, ***** shall have the right to fully participate in the Enforcement Action with counsel of its choice and at *****’s expense, and ***** shall not consent to the entry of any judgment or enter into any settlement or other voluntary final disposition with respect to the Enforcement Action (including by entering into any co-existence agreement) without the prior written consent of *****.

(ii) Improvements. ***** will have the first right to bring and control any Enforcement Action in connection with *****’s Improvements and shall maintain and control all Enforcement Actions at its expense, provided that ***** shall have the right to fully participate in such action with counsel of its choice at its own expense, and further provided that ***** agrees to consult with and consider all reasonable concerns of ***** in connection therewith, including concerning the initial determination of whether any Enforcement Action should be brought. The ***** will decide in its sole discretion whether any Enforcement Action should be brought in the Territory involving rights in the Field, and will solely control the Enforcement Action at *****’s sole expense. If ***** decides not to bring or maintain an Enforcement Action pursuant to this Section 6.2(b)(ii), then ***** shall provide Licensor notice of this decision and ***** shall have the right to bring or maintain and control at its sole discretion any such Enforcement Action using counsel of its own choice, at *****’s cost and expense, ***** shall have the right to fully participate in the Enforcement Action with counsel of its choice and at *****’s expense, and ***** shall not consent to the entry of any judgment or enter into any settlement or other voluntary final disposition with respect to the Enforcement Action (including by entering into any co-existence agreement) without the prior written consent of *****.

(c) Cooperation. At the request, cost and expense of the Party prosecuting any Enforcement Action hereunder, the other Party shall provide all reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.

(d) Allocation of Damages. In the event that either Party recovers any amounts from any litigation or settlement resulting from an Enforcement Action pursuant to Section 6.2, such amounts shall be the sole property of the enforcing Party.

Section 6.3 Infringement.

(a) Licensed Intellectual Property. If *****, or any of its Affiliates, is subject to an action, suit or other proceeding (“Proceeding”) by a third party for infringement, misappropriation or misuse of a third party’s patent, trademark or other intellectual property rights in the Territory because of the Commercialization of the Liquid Coffee Products, Brand License Products or the Licensed Intellectual Property in the Territory, then ***** shall promptly notify ***** in writing of such Proceeding, and the Parties shall consult with each other to agree upon the course of action to be taken. Unless otherwise agreed in writing by the Parties, ***** shall undertake the defense of such Proceeding with counsel of its choice, at its own expense, in which event ***** shall have the right to be represented by advisory counsel of its own selection at its own expense. ***** and ***** shall reasonably cooperate and coordinate with each other in the defense of such Proceeding and furnish all pertinent evidence and reasonable assistance in their control. Each Party shall keep the other Party reasonably informed of all material developments in connection therewith. In the event ***** fails to assume the defense of such Proceeding, ***** may assume such defense with counsel of its choice at its own expense and ***** shall reimburse to ***** its reasonably-incurred actual and documented costs and fees incurred in connection with its control of such Proceeding; provided, however, that ***** will not consent to the entry of any judgment or enter into any settlement or other voluntary final disposition (including by entering into a co-existence agreement) with respect to the Proceeding without the prior written consent of *****.

(b) Improvements. If *****, or any of its Affiliates, is subject to a Proceeding by a third party for infringement, misappropriation or misuse of a third party’s patent, trademark or other intellectual property rights in the Territory because of use of any of *****’s Improvements by ***** or its sublicensees as permitted in this Agreement, then ***** shall promptly notify ***** in writing of such Proceeding, and the Parties shall consult with each other to agree upon the course of action to be taken. Unless otherwise agreed in writing by the Parties, ***** shall undertake the defense of such Proceeding with counsel of its choice, at its own expense, in which event ***** shall have the right to be represented by advisory counsel of its own selection at its own expense. ***** and ***** shall reasonably cooperate and coordinate with each other in the defense of such Proceeding and furnish all pertinent evidence and reasonable assistance in their control. Each Party shall keep the other Party reasonably informed of all material developments in connection therewith. In the event ***** fails to assume the defense of such Proceeding, ***** may assume such defense with counsel of its choice at its own expense and ***** shall reimburse to ***** its reasonably-incurred actual and documented costs and fees incurred in connection with its control of such Proceeding; provided, however, that ***** will not consent to the entry of any judgment or enter into any settlement or other voluntary final disposition (including by entering into a co-existence agreement) with respect to the Proceeding without the prior written consent of *****.

(c) Allocation of Damages. In the event that either Party recovers any amounts from any litigation or settlement resulting from a Proceeding in this Section 6.3, then such amounts shall be the sole property of the enforcing Party.

ARTICLE 7 CONFIDENTIAL INFORMATION

Section 7.1 Non-Disclosure. The Parties agree that during the term of this Agreement, and for a period of five (5) years after the expiration thereof, with respect to Confidential Information of the disclosing Party, the receiving Party will (a) maintain such Confidential Information in confidence to the same extent the receiving Party maintains its own confidential or proprietary information or trade secrets of similar kind and value, but in no event less than a reasonable degree of care; (b) subject to the provisions of this Section 7.1, not disclose such Confidential Information to any third party without the prior written consent of the disclosing Party, except for disclosures to its Affiliates who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Section 7.1; and (c) not use Confidential Information for any purpose except those purposes permitted by this Agreement.

Section 7.2 Authorized Disclosure. Notwithstanding the foregoing Section 7.1, a receiving Party may disclose Confidential Information of the disclosing Party if the receiving Party or any of its Affiliates or their respective representatives is compelled to disclose any such information to by a valid court or administrative order or by other requirements of law, provided that the receiving Party: (a) shall promptly notify the disclosing Party in writing and shall disclose only that portion of such information that is legally required to be disclosed; (b) shall cooperate with the disclosing Party at the disclosing Party’s expense in the disclosing Party’s efforts to obtain an appropriate protective order or other remedy of the disclosing Party’s election; and (c) shall obtain reasonable assurances for the confidential treatment of the Confidential Information.

ARTICLE 8 TERM, TERMINATION AND SUSPENSION OF RIGHTS

Section 8.1 Agreement Term. The term of this Agreement shall commence on the Effective Date and shall continue until the Parties mutually agree in writing to terminate this Agreement.

Section 8.2 Existing Liquid Coffee Technology License.

(a) Termination Only for Non-Payment. Licensor may, upon sixty (60) days’ prior written notice, terminate the Existing Liquid Coffee Technology License only in the event of Licensee’s default of its obligations to make ***** Payments in accordance with all requirements set forth in the ***** Payments Schedule, and such termination shall become effective at the end of the 60-day period unless during such period the Licensee cures such default. Other than for an uncured default of its obligations to make ***** Payments in accordance with all requirements set forth in the ***** Payments Schedule, the Existing Liquid Coffee Technology License shall be *****. After such ***** period and assuming all ***** Payments in accordance with all requirements set forth in the ***** Payments Schedule have been made, the Existing Liquid Coffee Technology License shall be ***** in the Territory and within the Field.

(b) Termination for *****. Licensee may terminate ***** at ***** upon *****, and such termination shall become effective at *****.

(c) Consequences of Termination. Upon termination, all rights granted to Licensee or sublicensed Affiliates under the Existing Liquid Coffee Technology License shall immediately terminate. For the avoidance of doubt, nothing herein shall be construed to release Licensee from (i) any of its payment obligations set forth on the ***** Payments Schedule (which payments shall become due on an accelerated basis such that the net present value (based on a 6% cost of capital) of all remaining payments on the ***** Payments Schedule shall be due immediately upon termination) or (ii) any of its non-competition obligations under Section 8.06 of the Asset Purchase Agreement.

Section 8.3 *****.

(a) Termination for Cause. Either Party may terminate the ***** in the event of the other Party’s material breach or default of its respective material obligations under this Agreement (including, but not limited to, Licensee’s default of its obligations to make ***** Payments in accordance with all requirements set forth in the ***** Payments Schedule and under its non-competition obligations set forth in Section 9.3, and Licensor’s material breach of Schedule 4.1 or *****) upon (i) ***** by Licensor with respect to Licensee’s default of its obligations to make ***** Payments or (ii) ***** by Licensee or Licensor with respect to any other material breach or default. Such termination shall become effective at the end of the respective periods in (i) and (ii) above unless during such period the breaching Party cures such breach or default.

(b) Termination for *****. In the event ***** that ***** (i) outside of the Field but within the Territory, and/or (ii) in any field outside of the Territory (a “*****”), then upon prompt notice thereof to the other Party and, as of the date of such transaction or within a twelve (12) month period thereafter, either Party shall have the right, in its sole discretion, to terminate the *****, which termination shall be effective immediately upon receipt of the terminating Party’s notice of termination.

(c) Termination for *****. Each Party shall promptly provide notice to the other Party of *****. Either Party shall have the right to terminate the ***** in the event of *****. Termination shall be effective upon the ***** of the date of the terminating Party’s notice of termination.

(d) Termination for *****. Either Party may elect to terminate the ***** by delivering written notice to such effect to the other Party after *****. Termination of the ***** shall be effective on ***** of such notice of termination.

(e) Consequences of Termination. In all circumstances under which the ***** is terminated, all rights granted to ***** or sublicensed Affiliates thereunder shall terminate, non-solicitation obligations of both Parties in Section 9.4 shall terminate, and, for the avoidance of doubt, Licensee may continue on its own to Commercialize Liquid Coffee Products that have been Commercialized as of the termination date. For the avoidance of doubt, except as expressly set forth to the contrary in (i)-(vi) with respect to certain terminations, nothing herein shall be construed to release Licensee from (x) any of its ***** payment obligations set forth on the ***** Payments Schedule that accrued prior to the effective date of termination of the *****, or (y) any of its non-competition obligations under Section 8.06 of the Asset Purchase Agreement, or (z) any of its payment obligations set forth on the ***** Payments Schedule (which payments shall become due on an accelerated basis such that the net present value of all remaining payments on the ***** Payments Schedule shall be due immediately upon termination).

(i) Consequences of Termination for *****. Termination of the ***** by ***** for ***** shall *****. In all circumstances under which the ***** is terminated by ***** pursuant to Section 8.3(a), ***** shall ***** for a period of ***** from the effective date of termination.

(ii) Consequences of Termination for *****. Termination of the ***** by ***** pursuant to Section 8.3(a) shall relieve ***** of *****, but ***** shall continue for *****.

(iii) Consequences of Termination for *****. Termination of the ***** by ***** pursuant to Section 8.3(d) shall not ***** of its obligations to ***** to ***** for a period of ***** from the date of the *****. If the ***** is terminated by ***** pursuant to Section 8.3(d), then no further ***** will be due from ***** following the date of *****.

(iv) Consequences of Termination for Licensee’s *****. Upon termination of the ***** pursuant to Section 8.3(b), (x) ***** obligation to ***** shall continue for a ***** and (y) ***** shall continue for a period of *****, provided that ***** shall be limited to *****.

(v) Consequences of Termination for *****. In the event that ***** terminates the ***** for *****, or ***** terminates the ***** for *****, then (x) ***** under the ***** shall ***** and (y) ***** shall ***** for a period of *****.

(vi) Consequences of Termination for *****. In the event that ***** terminates the ***** for *****, or ***** terminates the ***** for *****, then *****.

Section 8.4 Trademark License.

(a) Termination for Cause. Licensor may terminate the Trademark License in the event of Licensee’s material breach or default of its obligations under Article 3 of this Agreement or its obligations to make ***** Payments in accordance with all requirements set forth in the ***** Payments Schedule, upon sixty (60) days’ prior written notice. Such termination shall become effective at the end of the sixty 60-day period unless during such period Licensee cures such breach or default.

(b) Termination for Convenience. Licensee may terminate the Trademark License at any time during the term of this Agreement upon sixty (60) days’ prior written notice to Licensor, and such termination shall become effective at the end of the 60-day period.

(c) Consequences of Termination. Upon termination, all rights granted to Licensee or sublicensed Affiliates under the Trademark License shall terminate, except for the following ninety-day (90-day) sell-off period: Licensee and its Affiliates may sell or otherwise dispose of the inventory of any Branded Liquid Coffee Products then on hand or in production or for which substantial preparation for manufacture has been made or for which they are legally obligated to supply. Licensee shall destroy all remaining inventory of Brand License Products bearing any Licensed Trademark within ninety (90) days of termination.

Section 8.5 Rights of First Negotiation.

(a) Termination for Cause. Upon sixty (60) days’ prior written notice, ***** may terminate *****’s First Right of Negotiation set forth in Section 2.8 in the event of *****’s material breach or default of its obligations under this Agreement or under its *****. Such termination shall become effective at the end of the sixty 60-day period unless during such period the ***** cures such breach or default to the satisfaction of *****. Upon sixty (60) days’ prior written notice ***** may terminate *****’s First Right of Negotiation set forth in Section 2.9 in the event of *****’s material breach or default of its obligations under this Agreement or its obligations under *****. Such termination shall become effective at the end of the sixty 60-day period unless during such period the ***** cures such breach or default to the satisfaction of *****.

(b) Termination for *****.

(i) Termination by *****. In the event ***** consummates a *****, as of *****, ***** shall have the right, in its sole discretion, to terminate *****’s First Right of Negotiation set forth in *****, which termination shall be effective immediately upon ***** receipt of *****.

(ii) Termination by *****. In the event *****, that *****, as of *****, ***** shall have the right, in its sole discretion, to terminate *****’s First Right of Negotiation set forth in *****, which termination shall be effective immediately upon ***** receipt of *****.

(c) Termination for *****. Either Party shall have the right to terminate the First Right of Negotiation granted to the other Party in the event of *****. Termination shall be effective upon *****.

Section 8.6 Support Services and Product Development Services.

(a) Termination of Support Services . The Support Services and the Product Development Services shall be provided in accordance with the terms set forth in Sections 4.2 and 4.3 respectively, subject to the termination rights set forth in Section 8.3 which shall apply mutatis mutandis.

(b) Consequences of Termination. Upon termination pursuant to clause (a) immediately above, all Support Services and Product Development Services provided by Licensor under Article 4 (and corresponding Schedules 4.1 and 4.3) shall cease, and Licensor shall have no further obligation (to the extent it has any) to Licensee with respect to such Support Services and Product Development Services. For the avoidance of doubt, nothing herein shall be construed to release Licensee from any of its (a) payment obligations set forth on the ***** Payments Schedule (which payments shall be due on an accelerated basis such that the net present value of all remaining payments on the ***** Payment Schedule shall be due immediately upon termination) or (b) any of its non-competition obligations under Section 9.3.

Section 8.7 Suspension of Trademark Rights. Each of the following occurrences shall be deemed a “Suspension Event” as relates to the specific Brand License Products at issue in the specific area of the Territory that is affected: (a) either (i) a pattern of adulteration in violation of Applicable Laws is found in any Brand License Products that are Commercialized bearing any of the Licensed Trademarks, such that it poses a significant health and safety risk as demonstrated by independent verifiable lab analysis and Licensee fails to correct the same within fifteen (15) days after receipt of such lab analysis results, or (ii) if such defect is curable but cannot be corrected within such 15-day period, Licensee has failed to prepare and begin to implement measures that can reasonably correct such defects within thirty (30) days, and such defects are not then remedied within such 30-day period; and (b) Licensee’s default of its obligations to make ***** Payments in accordance with all requirements set forth in the ***** Payments Schedule.

Section 8.8 Notice of Suspension Event; Consequences.

(a) Licensor’s right to issue a notice and cause the suspension of Licensee’s rights under the Licensed Trademarks shall be subject to the dispute resolution provisions set forth in Article 12. For the avoidance of doubt, no suspension shall occur until a determination is made that a Suspension Event has occurred in accordance with the dispute resolution mechanisms set forth in Article 12. For the avoidance of doubt, a Party’s obligations with respect to a Suspension Event shall not negate its obligations arising under Applicable Laws.

(b) Upon the occurrence of a Suspension Event in respect of any specific Brand License Product in a specific area of the Territory that is affected, after the applicable cure period has expired, Licensee shall at Licensor’s written request:

(i) immediately cease all Commercialization of such Brand License Product and use of the applicable Licensed Trademarks in respect of such Brand License Product in such part of the Territory, provided, however, that, Licensee may dispose of any such Brand License Products which are on hand or in production at the time of issuance of a suspension in a manner reasonably agreed upon by Licensor or otherwise shall destroy such Brand License Products;

(ii) immediately cause all manufacturers, distributors, contractors and sublicensed Affiliates in respect of such Brand License Product in such affected part of the Territory to cease all Commercialization of such Brand License Product and use of the applicable Licensed Trademarks in respect of such Brand License Product, provided, however, that such parties may dispose of any such Brand License Products which are on hand or in production at the time of issuance of a suspension in a manner reasonably agreed upon by Licensor or otherwise shall destroy such Brand License Products.

(iii) suspend the breaching activity giving rise to such Suspension Event (including causing its manufacturers, distributors, contractors and sublicensed Affiliates to do so as well), provided that such suspension shall be narrowly applied, only as necessary to prevent the continuation of such specific breach (for example, if a breach affects a particular product in a particular part of a country, the suspension would affect only that specific item, as opposed to affecting other areas or related products, or if a breach affects a particular advertisement, then use of that particular advertisement would be suspended). Once the underlying violation or breach has been remedied, the cessation requirements hereunder shall no longer be applicable for the affected Brand License Product or activity.

ARTICLE 9 REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 9.1 Representations and Warranties. Each Party represents, warrants and covenants that it is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its formation and has the requisite power and authority to enter into and perform its obligations under this Agreement in accordance with its terms without the consent of any other Person;

(a) the execution, delivery and performance of this Agreement by it have been duly and effectively authorized by all necessary corporate or other action, as applicable;

(b) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other Applicable Laws affecting creditors’ rights generally and except as by general principles of equity; and

(c) the execution, delivery and performance of this Agreement by it, does not conflict with any provision of Applicable Laws applicable to it or result in any breach of its constituent documents, any agreement with any other Person or any order, judgment or other restriction by which it may be bound.

Section 9.2 Disclaimer of Warranties. EXCEPT WITH RESPECT TO THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY PROVIDED HEREIN (INCLUDING BUT NOT LIMITED TO THOSE PROVIDED IN SECTIONS 3.3 AND 9.1), EACH PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THIS LICENSE AND SERVICES AGREEMENT, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR LICENSES THE LICENSED INTELLECTUAL PROPERTY ON AN “AS IS” BASIS.

Section 9.3 Licensee Restrictive Covenant.

(a) At all times during the term that the ***** (the “Restricted Period”), Licensee shall not, and shall cause each of its Affiliates not to, directly or indirectly (including through any trademark licensing arrangement), engage in (whether as an owner, partner, investor, joint venturer, operator, licensor, licensee, advisor, consultant or otherwise) the business of manufacturing, marketing, selling or distributing Liquid Coffee or Liquid Coffee Products (i) outside of the Field within the Territory, or (ii) *****.

(b) If, at the time of enforcement of the covenants contained in this Section 9.3 (collectively, the “Licensee Restrictive Covenants”), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable, the Parties agree that the maximum duration, scope or area reasonable shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover such maximum duration, scope and area permitted by Applicable Laws. Licensee has consulted with legal counsel regarding the Licensee Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Licensee Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Licensor’s businesses and of Licensor’s interest in the manufacture, marketing, sale and distribution of liquid coffee concentrate products outside of the Territory, and to prevent the impairment of the value retained by Licensor following the consummation of the Transactions. Licensee further acknowledges and agrees that the Licensee Restrictive Covenants are being entered into by it in connection with the Transactions and not directly or indirectly in connection with any other relationship that may exist between Licensee and/or any Licensee Affiliate, on the one hand, and Licensor, on the other hand.

(c) Notwithstanding anything to the contrary in this Agreement, if Licensee or any Licensee Affiliate breaches, or threatens to commit a breach of, any of the Licensee Restrictive Covenants, Licensor shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Licensor at law or in equity:

(i) the right and remedy to have the Licensee Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Licensee Restrictive Covenants would cause irreparable injury to the Licensor’s business and that money damages would not provide an adequate remedy to Licensor; and

(ii) the right and remedy to require Licensee and/or any Licensee Affiliate, jointly or severally as applicable, to account for and pay over to Licensee any profits, monies, accruals, increments or other benefits derived or received by such person as the result of any transactions constituting a breach of the Licensee Restrictive Covenants.

(d) In the event of any breach or violation by Licensee or any Licensee Affiliate of any of the Licensee Restrictive Covenants, the time period of such covenant shall be tolled until such breach or violation is resolved.

Section 9.4 Mutual Non-Solicitation. Each Party covenants and agrees that during the Restricted Period, it will not and will cause its Affiliates to not, without the prior written consent of the other Party, either directly or indirectly, (i) solicit, induce or attempt to solicit or induce, whether or not for consideration, any employee, contractor or consultant (each a “Coffee Developer”) involved in the research and development process for coffee (including Liquid Coffee and Roast and Ground Coffee Products) to terminate his or her relationship with the other Party; provided, however, that general solicitations by either Party not specifically targeted at such Coffee Developer will not violate the foregoing or (ii) hire or retain, as applicable, any Coffee Developer for a period of one (1) year after such Coffee Developer’s employment with the other Party was terminated.

ARTICLE 10 INDEMNIFICATION

Section 10.1 Indemnification of Licensor. Subject to the terms of this Agreement, from and after the Effective Date, Licensee shall indemnify, defend, save and hold harmless Licensor and its Affiliates and each of its and their respective officers, directors, employees, representatives, agents and permitted successors and assigns (collectively, the “Indemnified Parties”) from and against any and all claims, losses, damages, expenses or liabilities (collectively, the “Losses”) resulting from any third party claim arising out of or related to: (a) Licensee’s or its sublicensee’s breach of this Agreement; (b) unless caused by Licensor’s breach of this Agreement or the Asset Purchase Agreement, Licensor’s negligence, or Licensor’s willful misconduct, the Commercialization by Licensee or its sublicensed Affiliates of Liquid Coffee Products and Brand License Products on or after the Effective Date; and (c) unless caused by Licensor’s breach of this Agreement or the Asset Purchase Agreement, Licensor’s negligence, or Licensor’s willful misconduct, Recalls by Licensee or its sublicensed Affiliates with respect to Liquid Coffee Products and Brand License Products.

Section 10.2 Indemnification of Licensee. Subject to the terms of this Agreement, from and after the Effective Date, Licensor shall indemnify, defend, save and hold harmless Licensee and its Indemnified Parties from and against any and all Losses resulting from any third party claim arising out of or related to Licensor’s breach of this Agreement.

Section 10.3 Indemnification Procedure. The Parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand that are subject to the Parties’ respective indemnification obligations herein in accordance with the indemnification procedures set forth in Section 11.06 of the Asset Purchase Agreement.

ARTICLE 11 DISPUTE RESOLUTION

Section 11.1 Dispute. In the event of any issue, dispute, controversy or claim arising out of, relating to or in connection with this Agreement including any dispute regarding its validity or termination, or the performance or breach thereof (a “Dispute”), the complaining Party shall send written notice to the other Party indicating the nature of the Dispute. Each Party will designate a senior executive officer or other authorized party as representative to resolve the Dispute within five (5) days following delivery of notice referred to in this Section 11.1. The executive representatives shall have twenty one

(21) days from the expiration of such 5-day time period to resolve the Dispute unless the Parties agree to extend the time period. If the executive representatives cannot resolve the Dispute within the prescribed period, either Party may seek arbitration in accordance with the procedures described below.

Section 11.2 Arbitration Procedures. Any Dispute that cannot be resolved by the procedures described above shall be finally settled by arbitration administered by the International Centre for Dispute Resolution (“ICDR”), in accordance with the ICDR International Dispute Resolution Procedures in effect at the time of the arbitration, except as they may be modified herein or by later agreement of the Parties.

Section 11.3 Appointment of Arbitrator. The arbitration shall be conducted by one arbitrator to be selected by mutual agreement of the Parties, such selection to be completed within fifteen (15) days after the delivery of the notice of arbitration. If the Parties cannot mutually agree upon the arbitrator within this time period, then the arbitrator shall be appointed by the ICDR. The arbitrator shall be independent and possess expertise in the relevant area of the Dispute.

Section 11.4 Number and Definition of Disputes. The arbitration may involve one or more Disputes brought by either Party. Each Dispute must be narrowly defined by the complaining Party and included within the notice of arbitration.

Section 11.5 Relief. An arbitrator addressing a Dispute under this Agreement shall have the power to grant any reasonable relief sought by any Party to the Dispute, including any equitable or injunctive relief, including specific performance that is consistent with the terms of this Agreement and governing law, except that a Suspension Event shall be determined only in accordance with the standards set forth Section 8.7. Either Party may, without inconsistency with this arbitration provision, seek temporary or preliminary injunctive or provisional relief concerning a Dispute from a court of its choosing, to remain in effect until such time as the arbitrators resolve the Dispute. Such relief may include affirmative relief as well as relief to preserve the status quo.

Section 11.6 Timing of an Arbitrator’s Decision. It is the intent of the Parties that the arbitrator shall use his or her best efforts to issue the final award or awards within ninety (90) days of his or her appointment, unless the complexity of a Dispute reasonably requires additional time for a fair resolution, as determined by the arbitrator. In addition, the Parties may agree to extend this time limit, or the arbitrator may do so in his or her discretion if he or she determines the interest of justice so requires. Failure to adhere to these time limits shall not be a basis for challenging the award.

Section 11.7 Venue. The place of arbitration shall be London, United Kingdom.

Section 11.8 Governing Law. The law governing the interpretation and enforcement of this arbitration provision shall be the United States Federal Arbitration Act.

Section 11.9 Language. The arbitration shall be conducted in English.

Section 11.10 Evidence. The Parties agree that the arbitrator shall be guided by the International Bar Association (“IBA”) Rules on the Taking of Evidence in International Commercial Arbitration.

Section 11.11 Fees and Costs. Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrator. If a Party commences a court proceeding seeking to avoid arbitration of a Dispute and does not prevail, the other Party shall be entitled to recover its costs and reasonable attorneys’ fees in connection with such court proceeding. The foregoing sentence shall not apply to proceedings brought to confirm, modify, correct or vacate an arbitral award.

Section 11.12 Ruling on Suspension. An award shall not include a suspension of use of the Licensed Trademarks unless the arbitrator finds that a Suspension Event has occurred pursuant to Section 8.7.

Section 11.13 Ruling on Multiple Disputes. For the avoidance of doubt, if multiple Disputes are submitted in a single arbitration, the arbitrator may rule in favor of one Party for all Disputes, or the other Party for all Disputes, or for some Disputes in favor of different Parties.

Section 11.14 Findings and Conclusions. The award rendered by the arbitrator shall include findings of fact and conclusions of law, and shall be final and binding on the Parties. Judgment on the award may be entered in any court of competent jurisdiction. Any monetary award rendered by the arbitrator shall be limited to direct and actually incurred damages, and shall exclude consequential damages, incidental damages, punitive damages, indirect damages or damages for lost profits. The arbitrators shall not have the power to reform, amend or make any material change to this Agreement or any other agreement between the Parties. Any action to confirm, modify, correct or vacate an arbitral award rendered under the terms of this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York in New York City or, if it is determined that the action cannot be brought in a United States District Court, such relief shall be sought in the Supreme Court of the State of New York, New York County, in New York City. For purposes of this Section 11.14, the Parties consent to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, New York County, as appropriate.

Section 11.15 Confidentiality. Except as may be required by Applicable Laws or court order, the Parties shall maintain confidentiality as to all aspects of any arbitration, including its existence and results, except that nothing herein shall prevent any Party from disclosing information regarding the arbitration for purposes of enforcing this clause or the award or seeking temporary or preliminary injunctive or provisional remedies from a court of competent jurisdiction. The Parties shall obtain the arbitrator’s agreement to preserve the confidentiality of the arbitration.

ARTICLE 12 MISCELLANEOUS

Section 12.1 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

Section 12.2 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The failure of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

Section 12.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when transmitted by facsimile (which is confirmed), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:

If to Licensor, to:

Sara Lee Corporation

3500 Lacey Road

Downers Grove, IL 60515

Attention: General Counsel

Telephone: (###) ###-####

Facsimile: (###) ###-####

Sara Lee/DE B.V.

Vleutensevaart 100

3532 AD Utrecht

The Netherlands

Attention: Vice President Legal Affairs

Telephone: +##-##-#######

Facsimile: +##-##-#######

with a copy (which shall not constitute notice) sent concurrently to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60054

Facsimile: ##-##-#######

Attn: *****

If to Licensee, to:

JMS Foodservice, LLC

c/o The J. M. Smucker Company

One Strawberry Lane

Orrville, OH 44667

Facsimile No. (###) ###-####

Attention: *****

JMS Foodservice, LLC

c/o The J. M. Smucker Company

One Strawberry Lane

Orrville, OH 44667

Facsimile No. (###) ###-####

Attention: General Counsel

with a copy (which shall not constitute notice) sent concurrently to:

Calfee, Halter & Griswold LLP

800 Superior Avenue, Suite 1400

Cleveland, OH 44114

Facsimile No.: (###) ###-####

Attention: *****

provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.

Section 12.4 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon any Person, other than the Parties and the Indemnified Parties, any rights or remedies hereunder or thereunder.

Section 12.5 Authority to Bind. No Party shall have the authority to commit any other Party to any binding obligation or to execute, on behalf of any other Party, any agreement, lease or other document creating legal obligations on the part of any other Party, and no Party shall represent to any third party that it has such authority.

Section 12.6 Amendment; Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties hereto. This Agreement, the Asset Purchase Agreement and the other documents executed and delivered by the Parties pursuant to the Asset Purchase Agreement contain the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof, superseding all negotiations, prior discussions and preliminary agreements made prior to the Effective Date with respect hereto and thereto.

Section 12.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability or validity of any other provisions or of the remainder of this Agreement.

Section 12.8 Assignment and Transfer.

(a) Except as to Licensor with respect to a Spin-Off as set forth in Section 13.01 of the Asset Purchase Agreement, and subject to the termination rights upon a Change of Control as set forth in Section 8.3, neither Party may assign this Agreement or its rights or delegate any of its obligations under this Agreement, without the prior written consent of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that either Party may assign this Agreement or its rights or delegate any of its obligations under this Agreement to an Affiliate. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any attempt to assign any rights or delegate any obligations under this Agreement in contravention of this Section 12.8 shall be null and void.

(b) Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

Section 12.9 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties. This Agreement may be executed and delivered by facsimile transmission or electronic transmission (e.g., pdf file), and a facsimile or electronic transmission of this Agreement or of a signature of a Party will be effective as an original.

Section 12.10 Further Actions. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, as may be reasonably necessary or as the other Party may reasonably request in connection with this Agreement in order to carry out more effectively the provisions and purposes hereof.

Section 12.11 Force Majeure. No Party shall be liable for any failure or delay in performing any of its obligations under this Agreement other than the obligation to make payments when due if the failure or delay is due to any cause beyond such Party’s reasonable control (including war, acts of terrorism, conditions or events of nature, civil disturbances, work stoppage, labor disturbance, power failures, failure of telephone lines and equipment, fire and earthquake, or any Applicable Laws) (any such cause, a “Force Majeure Event”), provided that such non-performing Party shall notify the other affected Party or Parties in writing of such Force Majeure Event (and the reasonable details thereof) as soon as possible after becoming aware of the Force Majeure Event, and shall use commercially reasonable efforts to perform its obligations under this Agreement notwithstanding such Force Majeure Event and mitigate the effect of any Force Majeure Event on the performance of its obligations under this Agreement.

Section 12.12 Survival. The provisions of Section 2.7, Articles 7, 10, 11, and 12, and other provisions that by their nature survive (including without limitation all obligations and rights that expressly survive termination of any of the licenses granted herein (for the indicated length of such express survival)) shall survive the expiration or termination of this Agreement for whatever reason.

[Remainder of Page Left Intentionally Blank - Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the Effective Date.

LICENSOR:

SARA LEE/DE B.V.

By:	/s/ *****
Name:	*****
Title:	Authorized Signatory

LICENSEE:

JMS FOODSERVICE, LLC

By:	/s/ *****
Name:	*****
Title:	President

[Signature Page to License and Services Agreement]

EXHIBIT A

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EXHIBIT B

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EXHIBIT C

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EXHIBIT D

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